[GKM GERARD KLAUER MATTISON LETTERHEAD]


April 26, 2000

CONFIDENTIAL

NetRadio Corporation
Riverplace Exposition Hall
43 Main Street Southeast, Suite 149
Minneapolis, Minnesota 55414

Attention: Edward A. Tomechko, Chief Executive Officer and President

Ladies and Gentlemen:

     This letter agreement (the "Agreement") will confirm the understanding between NetRadio Corporation, a Minnesota corporation (the "Company"), and Gerard Klauer Mattison & Co., Inc. ("GKM"), pursuant to which the Company has retained GKM to render financial advisory services to the Company as described below.

     1. Retention. Subject to Section 2(e) hereof, the Company hereby retains GKM and, GKM agrees to act, as the exclusive financial advisor to the Company in connection with the issuance of debt or equity securities of the Company (the "Securities") to a strategic or financial partner or other institution or party (a "Purchaser"), the formation of a joint venture between the Company and any Purchaser, and any Business Combination (as defined below) (each and collectively, a "Transaction"), during the term of this Agreement. GKM will assist in analyzing, structuring, negotiating and effecting the Transaction, as more fully described below. As appropriate, GKM will:

          (a) advise the Company with respect to the structure, terms and timing of the Transaction;

          (b) assist the Company in preparing the required Transaction documents (including a letter intent and definitive agreement) to the extent such documents relate to the terms of the Transaction or the terms of securities being offered in the Transaction; and

          (c) render such other financial advisory services as may from time to time be agreed upon by the Company and GKM, including, if so requested by

[GKM GERARD KLAUER MATTISON LETTERHEAD]

NetRadio Corporation
April 26, 2000
Page 2



the Company, the rendering of an opinion (an "Opinion") as to the fairness of a Transaction from a financial standpoint to the Company's stockholders.

            It is understood that GKM is being engaged hereunder solely to provide the services described in this Section 1 to the Company, and that GKM is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder.

            2. Compensation. As compensation for GKM's services hereunder, the Company shall pay GKM the fees set forth hereto:

               (a) A retainer fee of $100,000, of which $50,000 will be due within 5 business days of the date of this letter, and $50,000 will be due on or before June 30, 2000. Such retainer fee shall be credited against any future cash transaction fees received by Gerard Klauer in connection with a Transaction.

               (b) A transaction fee of (x) 6.5% with respect to equity Securities or Securities convertible or exchangeable into equity Securities and (y) 3% with respect to debt Securities which are not convertible or exchangeable into equity Securities, of the Aggregate Consideration (as defined below), but not less than $400,000, received at any time by the Company in connection with a Transaction (other than a Business Combination), payable in cash or by certified check on the date on which such Aggregate Consideration is paid, unless the Aggregate Consideration is deposited into an escrow account pending the closing of the Offering, in which case GKM's fee will be paid immediately upon the disbursement of funds from the escrow account; provided, that in lieu of the amounts specified above, if such transaction is a Business Combination, GKM shall receive the transaction fee provided for in Section 3 hereof.

     The Aggregate Consideration, for purposes of calculating GKM's fee above, shall include the total gross proceeds from Securities issued by the Company or sold by Navarre Corporation or any other 10% to a Purchaser in connection with a Transaction, including any amounts paid in escrow, any amounts payable in the future, whether or not subject to any contingency in connection therewith, and any amounts payable upon conversion or exchange of any Securities issued or sold in the Transaction (it being understood that GKM's fee shall only be due and payable when such amounts are received by the Company, Navarre Corporation or such other stockholder). If the Aggregate Consideration is paid in whole or in part in the form of securities or other noncash consideration, such consideration shall be valued at the fair market value thereof on the day prior to the closing date of the Transaction; provided that, to the extent that such consideration consists of securities with an existing public trading market, the value thereof shall be determined by an average of the closing sales price for such securities on the five trading days prior to the closing date of the Transaction.

[GKM GERARD KLAUER MATTISON LETTERHEAD]

NetRadio Corporation
April 26, 2000
Page 3

          (c) In addition to the compensation to be paid to GKM as provided in Sections 2 and 3 hereof, the Company shall pay to, or on behalf of, GKM, promptly as billed, all reasonable out-of-pocket expenses incurred by GKM in connection with its services to be rendered hereunder, including all reasonable fees, disbursements and other charges of GKM's counsel.

          (d) The term of this agreement shall extend from the date hereof until December 31, 2000, unless earlier terminated by either of the parties hereto. GKM may resign for any reason, or the Company may for any reason terminate the services of GKM, upon thirty days' prior written notice to the other. If GKM resigns or the Company terminates GKM's services for any reason other than for Cause (as defined below), GKM and its counsel shall be entitled to receive only the amounts provided for in Sections 2(a) and 2(c) hereof and then only those amounts accrued and unpaid up to and including the effective date of such termination or resignation, as the case may be; provided, however, that if GKM's services are terminated for any reason by the Company, other than for Cause, and the Company thereafter consummates a Transaction within twelve (12) months from the date of this Agreement, GKM shall also be entitled to receive in full the transaction fees provided for in Sections 2(b) and 3 hereof. For purposes hereof, "Cause" shall mean gross negligence, willful malfeasance, illegal actions or other acts or omissions of similar gravity.

        3. Business Combination. If a Business Combination involving the Company or any of its subsidiaries is consummated, or the Company enters into an agreement providing for a Business Combination, (i) during the term of this Agreement, as amended or extended, with any party or (ii) during the 12-month period after the expiration of such term, with any party identified to the Company by GKM during such term, with any party as to which GKM advised the Company during such term, or with any party with which the Company or GKM had discussions during such term, then the Company shall pay GKM a transaction fee in an amount calculated in accordance with the following schedule as a percentage of the Transaction Value (as hereinafter defined) of the Business Combination, but not less than $650,000, which shall be payable in cash on the closing date of such transaction; provided, however, that no such payment shall be due if the Company enters into such an agreement but no Business Combination of any kind is at any time consummated.

Fee Percentage                    Transaction Value
--------------                    -----------------
     1.5%                          First $25 million
     2.0%                          Excess over $25 million up
                                   to $50 million

[GKM GERARD KLAUER MATTISON LETTERHEAD]

Net Radio Corporation
April 26, 2000
Page 4

Fee Percentage                    Transaction Value
--------------                    -----------------
     2.5%                          Excess over $50 million

If a Business Combination is consummated with any party previously identified in writing to GKM with whom the Company has had substantive discussions regarding a Business Combination within the 90-day period prior to the date of this agreement, then GKM's fee shall be one-half of the amount calculated above, but in no event less than $250,000. If an Opinion is requested by the Company and rendered by GKM, the Company shall pay a cash fee to GKM upon delivery of such Opinion (whether or not a Transaction is subsequently consummated), such fee to be mutually agreed upon by the Company and GKM at such time and provided for in a separate agreement as a addendum hereto.

As used in this Agreement, the term "Business Combination" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the Company or the business of the Company is acquired by a Purchaser, (b) the acquisition, directly or indirectly, by a Purchaser of a substantial portion of the total voting power or capital stock outstanding or a substantial portion of the assets of the Company by way of a negotiated purchase or otherwise, or
(c) the acquisition, directly or indirectly, by a Purchaser of control of the Company or the ability to effect such control, or the ability to influence significantly the decisions made by the Company.

     For purposes of the preceding paragraph, "Transaction Value" shall include the total proceeds and other consideration paid or received in connection with a Business Combination (including amounts paid in escrow), including: (i) cash;
(ii) notes, securities and other property; (iii) liabilities for indebtedness (other than trade payables) assumed or extinguished; (iv) payments made in installments; (v) contingent payments (whether or not related to future earnings or operations); and (vi) dividends and distributions to stockholders and other equity holders in anticipation of a Business Combination and cash and other current assets (net of current liabilities) retained in connection with a Business Combination. If the Transaction Value is paid in whole or in part in the form of securities or other non-cash consideration, such consideration shall be valued at the fair market value thereof on the day prior to the closing date of the Business Combination; provided that, to the extent such consideration consists of securities with an existing public trading market, the value thereof shall be determined by the average of the closing sales price for such securities on the five trading days prior to the closing date of the Business Combination. All amounts payable pursuant to the preceding paragraph are due and payable to GKM, in cash or by certified check, at the closing of such Business Combination, and to the extent any portion of the Transaction Value is paid subsequent to such closing, the applicable fee relating thereto shall be paid when such amounts of the Transaction Value are actually paid or received.

[GKM GERARD KLAUER MATTISON LETTERHEAD]

NetRadio Corporation
April 26, 2000
Page 5



           4. Indemnity. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference.


           5. Representations, Warranties and Covenants of Company. The Company represents and warrants to, and covenants with, GKM that:


               (a) (i) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained; (ii) this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity; and (iii) the execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a violation or a default under, any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.



               (b) The Company shall furnish GKM with such information as GKM believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Company recognizes and confirms that GKM (i) will use, and rely primarily on, the Information and information available from generally recognized public sources (the "Other Information") in rendering its services without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such Other Information, (iii) will not make an appraisal of any assets of the Company and (iv) will provide its advice hereunder based on the Information and the Other Information. The Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly notify GKM of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to GKM.


               (c) During the term of this Agreement, the Company will give GKM prompt notice of any material change in the assets, liabilities, condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, as well as such other information concerning the business and financial condition of the Company as GKM may from time to time reasonably request.

[GKM GERARD KLAUER MATTISON LETTERHEAD]

NetRadio Corporation
April 26, 2000
Page 6


           6. Survival of Certain Provisions. The expense, indemnification, reimbursement and contribution obligations contained in the Indemnification Agreement, the Company's obligation to pay any compensation earned pursuant hereto, the representations and warranties of the Company contained in Section 5 hereof and the provisions of Sections 2 and 3 shall remain operative and in full force and effect regardless of (a) any withdrawal, termination or consummation of or failure to initiate or consummate the Transaction, (b) any investigation made by or on behalf of GKM or any other Indemnified Party (as defined in the Indemnification Agreement) or (c) any termination of this Agreement, resignation of GKM hereunder or the termination of GKM's services hereunder, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, GKM and the Indemnified Parties (as defined in the Indemnification Agreement). Nothing herein requires the Company to consummate the Transaction or any other transaction contemplated hereby.


           7. Confidentiality. Any financial advice rendered by GKM pursuant to this Agreement may not be disclosed publicly in any manner without GKM's prior written approval, except as may be required by law or regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be required by legal or regulatory process or requirement to disclose any of such advice, the Company shall provide GKM with prompt notice thereof so that GKM may seek a protective order or other appropriate remedy or take other appropriate action. If a protective order or other remedy is obtained, the Company shall use all reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the Company shall disclose only that portion of such advice which the Company is required to disclose by such legal or regulatory process or requirement.

           8. Use of Name. The Company understands that GKM has not consented to being identified as financial advisor to the Company, and except as required by law, rule or regulation of any federal, state or local government or regulatory body, or by any securities exchange, the Company agrees that any direct or indirect references to GKM or any affiliate of GKM in any document, or any other release or communication, except as a result or a disclosure required by law or regulation or court order, shall be subject to GKM's prior approval.


           9. Notices. Notices given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its principal office at NetRadio Corporation, Riverplace Exposition Hall, 43 Main Street Southeast, Suite 149, Minneapolis, Minnesota 55414,
Attention: Edward A. Tomechko, Chief Executive Officer and President, and (b) if to GKM, at the office of Gerard Klauer Mattison & Co., Inc., 529 Fifth Avenue, New York, New York 10017, Attention: Dominic A. Petito.

[GKM GERARD KLAUER MATTISON LETTERHEAD]

Net Radio Corporation
April 26, 2000
Page 7


     10. Future Advertisements. The Company agrees that GKM has the right to place advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals at its own expense following the date upon which the Transaction closes.

     11.  Miscellaneous.
          (a) This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

          (b) The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and GKM each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          (c) This Agreement may not be assigned by either party without the prior written consent of the other party.

          (d) If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

[GKM GERARD KLAUER MATTISON LETTERHEAD]

NetRadio Corporation
April 26, 2000
Page 8


     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to GKM the enclosed duplicate copy of this Agreement.

                                    Very truly yours,

                                    GERARD KLAUER MATTISON & CO., INC.



                                    By /s/ Dominic A. Petito
                                       ----------------------------------
                                       Dominic A. Petito
                                       Senior Managing Director


Accepted and agreed to as of
the date first written above

NETRADIO CORPORATION

By /s/ Edward A. Tomechko
   ----------------------------------
Edward A. Tomechko,
Chief Executive Officer and President

                              NETRADIO CORPORATION
                           RIVERPLACE EXPOSITION HALL
                      43 MAIN STREET SOUTHEAST, SUITE 149
                          MINNEAPOLIS, MINNESOTA 55414


April 26, 2000

CONFIDENTIAL

Gerard Klauer Mattison & Co., Inc.
529 Fifth Avenue
New York, New York 10017

Attention: Dominic Petito, Senior Managing Director

Ladies and Gentlemen:

     In connection with the engagement of Gerard Klauer Mattison & Co., Inc. ("GKM") by NetRadio Corporation (the "Company"), as more fully set forth in the engagement letter dated April 26, 2000 (the "Financial Services Agreement"), and further recognizing that GKM's role is as agent, the Company agrees to indemnify and hold harmless GKM and its affiliates, the respective officers, directors, agents, representatives and employees of each of the foregoing, and each other person controlling GKM or any of its affiliates, within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), from and against all claims, damages, expenses and liabilities (and, subject to the fourth paragraph of this letter, all actions, suits, proceedings and investigations in respect thereof), relating to or based upon any transaction contemplated by the Financial Services Agreement or any breach of any agreement, representation or warranty of the Company contained in the Financial Services Agreement or warranty of the Company contained in the Financial Services Agreement as they are incurred. Subject to the fifth paragraph of this letter, the Company will also promptly reimburse any Indemnified Party for all expenses (including the reasonable fees, disbursements and other charges of legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, action, suit, proceeding or investigation relating to, arising in any manner from or based upon any transaction contemplated by the Financial Services Agreement.

     Notwithstanding the foregoing, the Company shall not be liable hereunder for any claims, damages, liabilities or expenses to the extent the same are determined, in a final judgment by a court having competent jurisdiction, to have resulted primarily from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with GKM's engagement under the Financial Services Agreement except for the portion or share of any claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

Gerard Klauer Mattison & Co. Inc.
April 26, 2000
Page 2



     The Company agrees that the indemnification and reimbursement obligations set forth in this Agreement shall apply whether or not such Indemnified Party is a formal party to any such claim, action, suit, investigation or proceeding. The Company further agrees that it will not without the prior written consent of GKM settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes the unconditional release of GKM and each other Indemnified Party hereunder from all liability arising from such claim, action, suit, investigation or proceeding.

     If multiple claims are brought against GKM in an arbitration proceeding and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     Promptly after receipt by an Indemnified Party of notice of its involvement in any claim, action, suit, proceeding or investigation (a
"Claim"), such Indemnified Party shall, if a Claim in respect thereof is to be made against the Company for indemnification, notify the Company in writing of such involvement. Failure by such Indemnified Party to so notify the Company shall not relieve the Company from its obligation to indemnify any Indemnified Parties under this Agreement, except to the extent that such failure to notify results in the forfeiture by the Company of substantive rights or defenses. If an Indemnified Party seeks indemnification hereunder with respect to any Claim brought by a third Party, the Company shall be entitled to assume the defense of such Claim with counsel reasonably satisfactory to such Indemnified Party, which consent shall not be unreasonably withheld. Upon assumption by the Company of the defense of such Claim, such Indemnified Party shall have the right to participate in the defense of such Claim and to retain its own counsel but the Company shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to such Indemnified Party in a timely manner or (iii) such Indemnified Party shall have reasonably determined (based upon written advice of counsel) that representation of such Indemnified Party by counsel provided by the Company pursuant to this paragraph would be inappropriate due to actual or potential conflicting interests between the Company and such Indemnified Party, including, without limitation, situations in which there are one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company; provided, however, that the Company shall only be liable for the reasonable fees and expenses of one counsel (other than local counsel) retained by all Indemnified Parties with respect to a claim under clauses (ii) and (iii) of this sentence. The Company shall not be liable for any settlement of any Claim effected without its written consent (which consent shall not be unreasonably withheld or delayed).

Gerard Klauer Mattison & Co., Inc.
April 26, 2000
Page 3


     The Company agrees that, except as provided in the last sentence of this paragraph, if any indemnification or reimbursement sought pursuant to this Agreement were for any reason not to be available to any Indemnified Party or were insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and GKM, on the other hand, in connection with the transaction to which such indemnification or reimbursement relates. The Company and GKM hereby agree that the relative benefits to the Company, on the one hand, and GKM, on the other hand, with respect to such transaction shall be deemed to be in the same proportion as
(i) the total amount or value paid to the Company or its stockholders, subsidiaries, creditors or affiliates in connection with such transaction (before deducting expenses), whether or not consummated, bears to (ii) the fees actually paid to GKM in connection with such transaction. If, however, the allocation provided by the first sentence of this paragraph is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and GKM, on the other hand, in connection with the matters as to which such claims, damages, liabilities or expenses relate and other equitable considerations. In no event shall the aggregate amount payable by the Indemnified Parties exceed the amount of fees actually received by GKM pursuant to the Financial Services Agreement (excluding any amounts received as reimbursement of expenses incurred by GKM). The parties hereby agree that it would not be just or equitable if the contribution governed by this paragraph were determined by pro rata allocation or any other method that does not take into account the considerations taken into account by this paragraph. Notwithstanding the foregoing, the Company shall not be liable for any claims, damages, liabilities or expenses to the extent that the same are determined, in a final judgment by a court having competent jurisdiction, to have resulted primarily from the gross negligence or willful misconduct of an Indemnified Party or from a breach on the part of GKM under the Financial Services Agreement.

     The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Parties may have at common law, by separate agreement or otherwise, and shall be binding upon and inure to the benefit of the assigns, successors, heirs and personal representatives of the Company or any Indemnified Party, as the case may be.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. THE COMPANY HEREBY CONSENTS, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PARTY TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM (FOR WHICH INDEMNIFICATION, REIMBURSEMENT OR CONTRIBUTION MAY BE SOUGHT HEREUNDER) IS BROUGHT AGAINST GKM OR ANY OTHER INDEMNIFIED PARTY. The Company also hereby irrevocably waives any right it may have to trial by jury in respect of any claim based upon or arising out of the Agreement or the transactions contemplated hereby. This Agreement may not be amended or otherwise modified except by an

Gerard Klauer Mattison & Co., Inc.
April 26, 2000
Page 4


instrument signed by both the Company and GKM. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. If there are more indemnitors than one hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. This Agreement, and the indemnification, reimbursement and contribution obligations hereunder, shall remain operative and in full force and effect, notwithstanding (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to in the Financial Service Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or (iii) any termination, completion or expiration of the Financial Services Agreement or GKM's engagement thereunder.



                                     Very truly yours,

                                     NETRADIO CORPORATION



                                     By:        /s/ Edward Tomechko
                                        --------------------------------------
                                     Edward Tomechko
                                     Chief Executive Officer and President



Acknowledged and Agreed to as of
the date first written above


GERARD KLAUER MATTISON & CO., INC.


By:     /s/ Dominic Petito
   -------------------------------
   Dominic Petito
   Senior Managing Director